                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 2002

                       Peoples Ohio Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Ohio                             0-49619                                  31-1795575
----------------------------------   -------------------------------  -----------------------------------------
     (State of Incorporation)             (Commission File No.)            (IRS Employer Identification No.)


                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000

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                                    FORM 8-K

Item 5.           Other Events.
------            ------------

         The following was contained in a press release issued by Peoples Ohio Financial Corporation on September 12, 2002:

September 12, 2002


NEWS RELEASE                                          For Further Information
------------                                          Contact:  Linda Daniel
For Immediate Release                                           VP Mktg./Adm.
                                                                (937) 339-5000



                    PEOPLES OHIO FINANCIAL CORPORATION BOARD
                       AUTHORIZES STOCK REPURCHASE PROGRAM


         Peoples Ohio Financial Corporation announced today that its Board of Directors has authorized and approved a stock repurchase program whereby up to 350,000 shares of its common stock may be repurchased in the open market or in privately negotiated transactions from time to time. The repurchases will be made only at such times as are permissible under the federal securities laws. Peoples currently has a total of 7,508,354 common shares outstanding.

         Ronald Scott, President/CEO, commented: "The Board's decision to implement a stock repurchase program will enable People's to opportunistically repurchase its shares as market conditions warrant, and demonstrates our continued confidence in the future prospects of Peoples Savings Bank."

         Chartered under Ohio law in 1890, Peoples Savings Bank has full-service centers, ATM locations and trust offices in Troy, Piqua and Clayton. Shares of Peoples Ohio Financial Corporation (POHF) are traded over-the counter.




                                     - 30 -
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PEOPLES OHIO FINANCIAL CORPORATION

                                             By: /s/ Ronald B. Scott
                                                 ------------------------------
                                                 Ronald B. Scott
                                                 President


Date: September 16, 2002